Exhibit 99.1

MeetMe® Names David Clark as Chief Financial Officer

NEW HOPE, PA – February 12, 2013 – MeetMe, Inc. (NYSE MKT: MEET), the public market leader for social discovery, announced today that David Clark will be joining the company as Chief Financial Officer. Most recently, Clark has been the Chief Financial Officer for Nutrisystem, Inc. (NASDAQ: NTRI), and brings more than 15 years of consumer market and public company experience to MeetMe.

“David’s demonstrated public company experience and successes at scaling businesses make him an ideal choice to join our fast-paced team,” said John Abbott, Chief Executive Officer of MeetMe, Inc. “With MeetMe now available in half-a-dozen languages and ranking as a top-grossing social application on mobile, David is ideally suited to join MeetMe as we focus on internationalization, mobile product development, and mobile monetization.”

“MeetMe is an emerging brand in social media that has tremendous opportunity to become the global, mass-market mobile brand for meeting new people,” said Clark. “I look forward to working with John Abbott, Geoff Cook, and the entire MeetMe team.”

Most recently, Clark served as Executive Vice President, Chief Financial Officer, for NutriSystem, Inc., where he further developed his skills in web and direct-to-consumer marketing of subscription based products. Previously, Clark was the Chief Financial Officer for Claymont Steel. Prior to that, he co-founded and served as Chief Financial Officer of SunCom Wireless, Inc. (formerly Triton PCS). SunCom was the first AT&T Wireless affiliate and served markets in Virginia, the Carolinas, and Georgia. It went public in 1999 and was later sold to T Mobile USA in 2008. He also co-founded and served as Chief Financial Officer of Triton Cellular Partners until its sale in 2000 in a more than $1 billion deal.

Clark will succeed Michael Matte as Chief Financial Officer. Matte will remain with the Company as Executive Vice President of Finance until March 31, 2013, when his resignation will become effective. “We are pleased that Mike will assist us through this transition period,” noted Abbott. “Mike has been a trusted partner and valued colleague for many years and played an integral role in the merger of Quepasa Corporation and myYearbook and the subsequent integration work. We wish him well as he pursues new opportunities in his home state of Florida.”

About MeetMe, Inc.
MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NYSE MKT: MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With 60% of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in English, Spanish, Portuguese, French, Italian and German.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding becoming the global, mass-market brand for meeting new people.  All statements other than statements of historical facts contained herein, including statements regarding becoming the global, mass-market brand for meeting new people, are forward-looking statements.  The words “opportunity,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2011 and the Form 10-Q for the quarters ended March 31, June 30 and September 30, 2012.  Any forward-looking statement made by us herein speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Contact:
Robin Shallow
EVP Communications & Public Relations
MeetMe, Inc.
(215) 862-7823
robin@meetme.com
Follow us on Twitter @meetme

Investor Contact:
E. Brian Harvey
Vice President of Capital Markets and Investor Relations
MeetMe, Inc.
(215) 862-1162 x266
brian@meetme.com
Follow our business news on Twitter @meetmecorp